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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 25, 1997

E*TRADE Group, Inc.
(Exact name of registrant as specified in charter)

            Delaware               1-11921           94-2844166
(State or other jurisdiction     (Commission        (IRS Employer
of incorporation)                File Number)     Identification No.)

Four Embarcadero Place, 2400 Geng Rd., Palo Alto, CA            94303
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code  (415) 842-2500

                                None
(Former name or former address, if changed since last report)
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Item 5.  Other Events.

E*TRADE Group, Inc. (Nasdaq: EGRP), a leading provider of online investing services, announced a strategic partnership with Microsoft (Nasdaq: MSFT) which will immediately integrate E*TRADE's online investing services into the Microsoft Investor online trading area (http://investor.com). E*TRADE also announced its support of Microsoft's Open Financial Exchange specification.

This new partnership will give Microsoft Investor and Microsoft Money users direct access to E*TRADE's online investing services where they can receive free value-added news, research and charts and invest online at low commission rates. Support for Open Financial Exchange will enable E*TRADE customers to seamlessly consolidate their E*TRADE portfolio information with personal financial software such as Microsoft Investor, Microsoft Money, and other Open Financial Exchange compliant software. Open Financial Exchange provides an open specification for the electronic exchange of financial data between financial service providers and personal finance applications.

E*TRADE Group, Inc. is an electronic financial services company and, through its subsidiary, E*TRADE Securities, Inc., is a leading provider of online investing services. E*TRADE offers independent investors the convenience and control of online access to securities markets, and access to value-added financial information such as news, charts, and fundamental data, along with low commission rates on trades. Customers can access E*TRADE at http://www.etrade.com on the Internet; via direct modem connection; and via the touchtone telephone TELE*MASTER system. E*TRADE Securities and its parent company, E*TRADE Group, Inc., are headquartered in Palo Alto, California.

E*TRADE is a registered trademark of the Company. TELE*MASTER is a trademark of E*TRADE Securities, Inc. All other trademarks are properties of their respective owners. The statements contained in this Form-8-K that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the development of new products and services, the enhancement of existing products and services, competitive pressures, system failures, economic conditions and the introduction of competing products having technological and/or other advantages. Further information about these matters can be found in the risk factors included in the annual report filed by the company on Form 10-K.

Item 7. Exhibits.

20.1    Retraction of press release issued on Monday February 24, 1997.

20.2    Correct press release issued on Monday February 27, 1997
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there-unto duly authorized.

E*TRADE GROUP, INC.

DATE:  February __, 1997   By:  /s/ Christos M. Cotsakos
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                                Name: Christos M. Cotsakos
                                Title: President and Chief Executive Officer